                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 29, 1999
                                                           (FEBRUARY 15, 1999)



                       PIONEER NATURAL RESOURCES COMPANY
                       ---------------------------------
             (Exact name of Registrant as specified in its charter)




             DELAWARE                     1-13245               75-2702753
-------------------------------        ------------       ----------------------
(State or other jurisdiction of        Registration         (I.R.S. Employer
incorporation or organization)         File Number        Identification Number)


1400 WILLIAMS SQUARE WEST, 5205 N. O'CONNOR BLVD., IRVING, TEXAS        75039
----------------------------------------------------------------      ----------
           (Address of principal executive offices)                   (Zip code)



       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
     ---------------------------------------------------------------------
     (Former name, former address and former fiscal year, if changed since last report)

                        PIONEER NATURAL RESOURCES COMPANY

                                TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----
Item 2.  Acquisition or Disposition of Assets.......................................................     3

Item 7.  Financial Statements and Exhibits

         (b) Pro Forma Financial Information

             Introductory  Statement................................................................     4

             Unaudited Pro Forma Condensed Financial Statements:

               Unaudited Pro Forma Condensed Balance Sheet for Pioneer Natural Resources
                 Company as of March 31, 1999.......................................................     5
               Unaudited Pro Forma Condensed Statement of Operations for Pioneer Natural
                 Resources Company for the three months ended March 31, 1999........................     6
               Unaudited Pro Forma Condensed Statement of Operations for Pioneer Natural
                 Resources Company for the year ended December 31, 1998.............................     7
               Notes to Unaudited Pro Forma Condensed Financial Statements..........................     8

         (c) Exhibits...............................................................................    12

Signatures  ........................................................................................    13

Exhibit Index.......................................................................................    14

                        PIONEER NATURAL RESOURCES COMPANY


The information in this document includes forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Pioneer Natural Resources Company's business and prospects are subject to a number of risks including the volatility of oil and gas prices, environmental risks, operating hazards and risks, risks associated with natural gas processing plants, risks related to exploration and development drilling, uncertainties about estimates of reserves, competition, government regulation, and the ability of Pioneer Natural Resources Company to implement its business strategy. These and other risks are described in the 1998 Annual Report on Form 10-K for Pioneer Natural Resources Company which is available from the United States Securities and Exchange Commission.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


PRIZE DISPOSITION.

         On June 29, 1999, the Company completed a sale of certain United States oil and gas producing properties, gas plants and other assets to Prize Energy Corp. ("Prize"), a private company based in Grapevine, Texas. The oil and gas producing assets sold to Prize include properties located in the Gulf Coast, Mid Continent and Permian Basin areas of the Company's United States region.

         At December 31, 1998, the Company's interest in these properties contained 63 million BOE of proved reserves (consisting of 26 million Bbls of oil and NGL's, and 224 Bcf of gas), representing $199 million of SEC 10 value. During 1998, daily production from these properties averaged 7,390 Bbls of oil, 1,904 Bbls of NGL's and 68,884 Mcf of gas.

         In accordance with the terms of the purchase and sale agreement, the Company received gross sales proceeds of $245 million, comprised of $215 million of cash and 2,307.693 shares of six percent convertible preferred stock having a liquidation preference and fair value of $30 million ($13,000 per share). The convertible preferred stock provides for a six percent annual dividend payment, payable quarterly in additional equity shares of Prize through 2001. Subsequent to 2001, Prize has the option of paying the quarterly dividends on the convertible preferred stock in equity shares or cash. Each share of the six percent convertible preferred stock may, at the option of the Company, be converted into one share of Prize common stock, subject to certain anti-dilution adjustments. The cash sales proceeds, after payment of certain costs and expenses, were used to reduce the Company's outstanding bank indebtedness.

         The directors of Prize include Mr. Philip P. Smith, the Chief Executive Officer of Prize; Mr. Kenneth A. Hersh; and, two directors to be elected by Pioneer under the terms of the convertible preferred stock received in this transaction. Messers. Smith and Hersh were members of the Board of Directors of the Company and have resigned their positions with the Company. Additionally, Mr. Lon C. Kile resigned his position as Executive Vice President of the Company to accept the position of President and Chief Operating Officer of Prize. The sale of assets to Prize was the result of an auction process that, upon receipt of Prize's initial offer, was placed under the supervision of a special independent committee (comprised of outside directors unrelated to Prize) of the Company's Board of Directors. The independent Committee reviewed and considered all offers presented to the Company for the purchase of the assets acquired by Prize.

OTHER DISPOSITIONS.

         During the first quarter of 1999, the Company completed the sale of a gas plant and certain oil and gas properties for gross cash proceeds of $5 million.

         During June 1999, the Company also completed the sales of certain oil and gas properties for gross cash proceeds of $40 million, subject to normal purchase price adjustments. Such proceeds include $31 million received under seven separate purchase and sale agreements that divest non-strategic Canadian oil and gas properties. The Company received the remaining $9 million of proceeds from the sale of its interest in a West Texas oil and gas field. The net cash proceeds from these dispositions were used to reduce the Company's outstanding bank indebtedness.

                        PIONEER NATURAL RESOURCES COMPANY


         Additionally, during June, the Company executed definitive agreements for the sale of certain natural gas properties in South Texas to CNG Producing Company for $62 million of gross proceeds and certain other non-strategic Canadian oil and gas properties for estimated proceeds of approximately $34 million. While these pending dispositions are expected to be completed during the third quarter of 1999, there can be no assurances that the buyers will have the financial wherewithal to complete the transactions.

         At December 31, 1998, the Company's interest in these properties contained 21 million BOE of proved reserves (consisting of 10 million Bbls of oil and NGL's, and 65 Bcf of gas), representing $76 million of SEC 10 value. During 1998, daily production from these properties averaged 8,110 Bbls of oil, 211 Bbls of NGL's and 28,732 Mcf of gas. The Canadian oil and gas properties being divested by the Company represent approximately 57 percent of the Company's Canadian production during 1998 and 26 percent of the Company's Canadian proved oil and gas reserves as of December 31, 1998. The dispositions of the Canadian and United States oil and gas properties were executed through competitive bid processes with unrelated third party purchasers.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

INTRODUCTORY STATEMENT.

         The unaudited pro forma condensed financial statements of the Company have been prepared to give effect to (i) the sale of certain non-strategic oil and gas properties, gas plants, and other assets to Prize Energy Corp. in June 1999 and (ii) the aggregate effect of both completed and pending sales (evidenced by signed purchase and sale agreements) of certain non-strategic Canadian and United States oil and gas properties, gas plants and related assets during the period from February 15, 1999 to June 30, 1999 (items (i) and (ii) collectively the "1999 Dispositions").

       The unaudited pro forma condensed balance sheet and statements of operations have been prepared to give effect to the 1999 Dispositions, as described below:

o The unaudited pro forma condensed balance sheet of Pioneer as of March 31, 1999 has been prepared to give effect to the 1999 Dispositions as if they were completed on March 31, 1999.

o The unaudited pro forma condensed statements of operations of Pioneer for the three months ended March 31, 1999 and for the year ended December 31, 1998 have been prepared to give effect to the 1999 Dispositions as if they had occurred on January 1, 1998.

       The unaudited pro forma condensed financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place on the dates that are assumed for the pro forma presentations and are not intended to be a projection of future results. Future results may vary significantly from the results reflected in the accompanying unaudited pro forma condensed financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures, future development and exploration activities, and other factors.

       The following unaudited pro forma condensed financial statements should be read in conjunction with the Consolidated Financial Statements (and the related notes) of Pioneer included in the Annual Report on Form 10-K for the year ended December 31, 1998 and the Quarterly Report on Form 10-Q for the three months ended March 31, 1999.

                        PIONEER NATURAL RESOURCES COMPANY

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1999
                                 (IN THOUSANDS)


                                     ASSETS

                                                                           THE          PRO FORMA       PRO FORMA
                                                                         COMPANY       ADJUSTMENTS       PIONEER
                                                                     -------------    ------------    -------------
Current assets:
  Cash and cash equivalents.........................                 $      33,563    $               $      33,563
  Accounts receivable...............................                       109,021                          109,021
  Other current assets..............................                        28,696                           28,696
                                                                     -------------                    -------------
      Total current assets..........................                       171,280                          171,280
                                                                     -------------                    -------------

Property, plant and equipment at cost:
  Oil and gas properties, using the successful
    efforts method of accounting....................                     4,002,844     (775,046)(a)       3,227,798
  Accumulated depletion, depreciation and
    amortization....................................                      (998,541)     365,113 (a)        (633,428)
                                                                     -------------                    -------------
                                                                         3,004,303                        2,594,370
                                                                     -------------                    -------------
Deferred income taxes...............................                        98,200                           98,200
Other assets, net...................................                       143,346       22,625 (a)         165,971
                                                                     -------------                     ------------
                                                                     $   3,417,129                     $  3,029,821
                                                                     =============                     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt..............                 $     339,282    $(339,282)(a)    $       --
  Other current liabilities.........................                       167,329                          167,329
                                                                     -------------                     ------------
      Total current liabilities.....................                       506,611                          167,329
                                                                     -------------                     ------------

Long-term debt, less current maturities.............                     1,869,134      (12,006)(a)       1,857,128
Other noncurrent liabilities........................                       189,838       (1,678)(a)         188,160
Deferred income taxes...............................                        64,800                           64,800

Stockholders' equity:
  Preferred stock...................................                          --                               --
  Common stock......................................                         1,008                            1,008
  Additional paid-in capital........................                     2,348,071                        2,348,071
  Treasury stock, at cost...........................                       (10,388)                         (10,388)
  Retained deficit..................................                    (1,554,943)     (34,342)(a)      (1,589,285)
  Cumulative translation adjustment.................                         2,998                            2,998
                                                                     -------------                     ------------
      Total stockholders' equity....................                       786,746                          752,404

Commitments and contingencies.......................
                                                                     -------------                     ------------
                                                                     $   3,417,129                     $  3,029,821
                                                                     =============                     ============


  See accompanying notes to unaudited pro forma condensed financial statements.

                        PIONEER NATURAL RESOURCES COMPANY

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                        THREE MONTHS ENDED MARCH 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               THE               1999           PRO FORMA       PRO FORMA
                                             COMPANY         DISPOSITIONS      ADJUSTMENTS       PIONEER
                                           -----------       ------------      -----------      ---------
Revenues:
  Oil and gas...........................   $   147,151        $ (28,696)                        $ 118,455
  Interest and other....................        45,973             -                               45,973
  Gain on disposition of
      assets, net.......................            67             -                                   67
                                           -----------        ---------                        ----------
                                               193,191          (28,696)                          164,495
                                           -----------        ---------                        ----------

Cost and expenses:
  Oil and gas production................        47,194          (10,286)                           36,908
  Depletion, depreciation and
    amortization........................        69,372          (13,953)                           55,419
  Exploration and abandonments..........        11,776             (298)                           11,478
  General and administrative............        10,249             -                               10,249
  Reorganization........................         5,529             -                                5,529
  Interest..............................        42,521             -            (5,589)(b)         36,932
  Other.................................         8,651             -                                8,651
                                           -----------        ---------                        ----------
                                               195,292          (24,537)                          165,166
                                           -----------        ---------                        ----------
Loss from continuing operations before
  income taxes..........................        (2,101)          (4,159)                             (671)
Income tax provision....................          (400)            -              (100)(c)           (500)
                                           -----------        ---------                        ----------
Loss from continuing operations.........   $    (2,501)       $  (4,159)                       $   (1,171)
                                           ===========        =========                        ==========
Loss from continuing operations per
 common share:
  Basic.................................   $      (.02)                                        $     (.01)
                                           ===========                                         ==========
  Diluted...............................   $      (.02)                                        $     (.01)
                                           ===========                                         ==========
 Weighted average shares outstanding....       100,300                                            100,300
                                           ===========                                         ==========


  See accompanying notes to unaudited pro forma condensed financial statements.

                        PIONEER NATURAL RESOURCES COMPANY

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               THE               1999           PRO FORMA       PRO FORMA
                                             COMPANY         DISPOSITIONS      ADJUSTMENTS       PIONEER
                                           -----------       ------------      -----------      ---------
Revenues:
  Oil and gas..........................    $   711,492        $ (151,134)                       $ 560,358
  Interest and other...................         10,452             -                               10,452
  Loss on disposition of assets, net...           (445)            -                                 (445)
                                           -----------        ----------                       ----------
                                               721,499          (151,134)                         570,365
                                           -----------        ----------                       ----------

Cost and expenses:
  Oil and gas production...............        223,551           (51,656)                         171,895
  Depletion, depreciation and
    amortization.......................        337,308           (72,163)                         265,145
  Impairment of long-lived assets......        459,519           (33,738)                         425,781
  Exploration and abandonments.........        121,858            (5,824)                         116,034
  General and administrative...........         73,000              -                              73,000
  Reorganization.......................         33,199              -                              33,199
  Interest.............................        164,285              -          (21,286)(b)        142,999
  Other................................         39,605              -                              39,605
                                           -----------        ----------                       ----------
                                             1,452,325          (161,007)                       1,267,658
                                           -----------        ----------                       ----------
Loss from continuing operations before
    income taxes.......................       (730,826)            9,873                         (697,293)
Income tax provision...................        (15,600)             -          (18,700)(c)        (34,300)
                                           -----------        ----------                       ----------
Loss from continuing operations .......    $  (746,426)            9,873                       $ (731,593)
                                           ===========        ==========                       ==========

Loss from continuing operations per
 common share:
    Basic..............................    $     (7.46)                                        $    (7.31)
                                           ===========                                         ==========
    Diluted............................    $     (7.46)                                        $    (7.31)
                                           ===========                                         ==========
Weighted average shares outstanding....        100,055                                            100,055
                                           ===========                                         ==========


  See accompanying notes to unaudited pro forma condensed financial statements.

                        PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL STATEMENTS
                      MARCH 31, 1999 AND DECEMBER 31, 1998

NOTE 1. BASIS OF PRESENTATION

         The unaudited pro forma condensed financial information of Pioneer Natural Resources Company (the "Company") has been prepared to give effect to
(i) the sale of certain non-strategic oil and gas properties, gas plants and other assets to Prize Energy Corp. ("Prize") in June 1999 and (ii) the aggregate effect of both completed and pending sales (evidenced by signed purchase and sale agreements) of certain non-strategic Canadian and United States oil and gas properties, gas plants and related assets during the period from February 15, 1999 to June 30, 1999 (items (i) and (ii) collectively, the "1999 Dispositions"). The unaudited pro forma condensed balance sheet is presented as if the 1999 Dispositions occurred on March 31, 1999 and the unaudited pro forma condensed statements of operations are presented as if the 1999 Dispositions occurred on January 1, 1998.

         The following is a description of the individual columns included in these unaudited pro forma condensed financial statements:

         The Company - Represents the consolidated condensed balance sheet of Pioneer Natural Resources Company as of March 31, 1999 and the consolidated condensed statements of operations of Pioneer Natural Resources Company for the three months ended March 31, 1999 and the year ended December 31, 1998.

         1999 Dispositions - Reflects the results of operations (before income taxes) for the three months ended March 31, 1999 and the year ended December 31, 1998 from the oil and gas properties, gas plants and related assets prior to their sale in 1999.

NOTE 2. PRO FORMA ADJUSTMENTS

         Following are descriptions of the pro forma adjustments used in the preparation of the accompanying unaudited pro forma condensed financial statements:

         (a) Pro forma adjustment to recognize the 1999 Dispositions and the use of the cash proceeds, as if the transactions had occurred on March 31, 1999. Included in this adjustment are post-March 31, 1999 total proceeds of $381 million, comprised of $351 million of cash and a $30 million investment in Prize.

         (b) Respective pro forma adjustments to reduce interest expense for the quarter ended March 31, 1999 and for the year ended December 31, 1998 to reflect the use of $356 million of cash proceeds from divestments to reduce outstanding bank indebtedness. The adjustments for the quarter ended March 31, 1999 and the year ended December 31, 1998 are based on historic average annual interest rates of 6.27 percent and
                  5.97 percent, respectively, incurred on bank indebtedness.

         (c) Pro forma adjustments to the Company's Canadian income tax provisions for the three months ended March 31, 1999 and the year ended December 31, 1998. These adjustments are based on an effective Canadian income tax rate of 43.7 percent. Due to uncertainties regarding the recoverability of the Company's United States net operating loss and tax credit carryovers, neither income tax provisions nor benefits have been recognized in the pro forma adjustments associated with pro forma adjustments to pre-tax United States earnings.

NOTE 3. OIL AND GAS RESERVE DATA

         The following unaudited pro forma supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities". The pro forma combined reserve information is presented as if the 1999 Dispositions had occurred on January 1, 1998. Information for oil and NGL's are presented in barrels (Bbls) and for gas in thousands of cubic feet (Mcf).

         The Company emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

Quantities of oil and gas reserves

         Set forth below is a pro forma summary of the changes in the net quantities of oil, NGL and natural gas reserves for the year ended December 31, 1998.

                                              Oil
                                            & NGLs            Gas
                                            (MBbls)          (MMcf)           MBOE
                                            --------        ---------        -------
TOTAL PROVED RESERVES:

UNITED STATES
Balance, January 1....................       288,146        1,446,523        529,234
Revisions of previous estimates.......       (23,641)         (54,849)       (32,784)
Purchases of minerals in place........          --               --             --
New discoveries and extensions........           183            3,438            756
Production............................       (21,823)        (102,111)       (38,842)
Sales of minerals-in-place............          (323)          (7,070)        (1,501)
                                            --------        ---------        -------
Balance, December 31..................       242,542        1,285,931        456,863

CANADA
Balance, January 1....................         3,783          167,558         31,709
Revisions of previous estimates.......           249           65,662         11,193
Purchases of minerals in place........             2             --                2
New discoveries and extensions........           261            5,951          1,253
Production............................          (670)         (13,542)        (2,927)
Sales of minerals-in-place............          (111)          (5,465)        (1,022)
                                            --------        ---------        -------
Balance, December 31..................         3,514          220,164         40,208

ARGENTINA
Balance, January 1....................        31,612          340,392         88,344
Revisions of previous estimates.......        (7,615)          76,843          5,192
Purchases of minerals in place........          --               --             --
New discoveries and extensions........         3,522           37,900          9,839
Production............................        (3,300)         (26,801)        (7,767)
Sales of minerals-in-place............          --               --             --
                                            --------        ---------        -------
Balance, December 31..................        24,219          428,334         95,608

TOTAL
Balance, January 1....................       323,541        1,954,473        649,287
Revisions of previous estimates.......       (31,007)          87,656        (16,399)
Purchases of minerals in place........             2             --                2
New discoveries and extensions........         3,966           47,289         11,848
Production............................       (25,793)        (142,454)       (49,536)
Sales of minerals-in-place............          (434)         (12,535)        (2,523)
                                            --------        ---------        -------
Balance, December 31..................       270,275        1,934,429        592,679
                                            ========        =========        =======
PROVED DEVELOPED RESERVES:

     January 1........................       288,147        1,521,925        541,801
                                            ========        =========        =======
     December 31......................       216,409        1,200,300        416,459
                                            ========        =========        =======

Standardized measure of discounted future net cash flows

         The standardized measure of discounted future net cash flow is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties plus available carryforwards and credits and applying the current tax rate to the difference.

UNITED STATES                                                  (in thousands)
Oil and gas producing activities:
  Future cash inflows........................................   $ 4,352,050
  Future production costs....................................    (2,011,439)
  Future development costs...................................      (192,273)
  Future income tax expense..................................            --
                                                                -----------
                                                                  2,148,338
  10% annual discount factor.................................    (1,148,881)
                                                                -----------
  Standardized measure of discounted future net cash flows...   $   999,457
                                                                ===========

ARGENTINA
Oil and gas producing activities:
  Future cash inflows........................................   $   686,911
  Future production costs....................................      (196,446)
  Future development costs...................................       (45,710)
  Future income tax expense..................................          --
                                                                -----------
                                                                    444,755
  10% annual discount factor.................................      (211,956)
                                                                -----------
  Standardized measure of discounted future net cash flows...   $   232,799
                                                                ===========

CANADA
Oil and gas producing activities:
  Future cash inflows........................................   $   383,118
  Future production costs....................................       (87,734)
  Future development costs...................................       (46,860)
  Future income tax expense..................................       (30,566)
                                                                -----------
                                                                    217,958
  10% annual discount factor.................................       (75,947)
                                                                -----------
  Standardized measure of discounted future net cash flows...   $   142,011
                                                                ===========

TOTAL
Oil and gas producing activities:
  Future cash inflows........................................   $ 5,422,079
  Future production costs....................................    (2,295,619)
  Future development costs...................................      (284,843)
  Future income tax expense..................................       (30,566)
                                                                -----------
                                                                  2,811,051
  10% annual discount factor.................................    (1,436,784)
                                                                -----------
  Standardized measure of discounted future net cash flows...   $ 1,374,267
                                                                ===========

Changes relating to the standardized measure of discounted future net cash flows

         The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1998 are as follows (in thousands):

         Oil, NGL and gas sales, net of production costs             $  (389,382)
         Net changes in prices and production costs                   (1,093,101)
         Extension and discoveries                                        44,018
         Sales of minerals-in-place                                      (12,748)
         Purchases of minerals-in-place                                        3
         Revisions of estimated future development costs                 (14,780)
         Revisions of previous quantity estimates                        (17,426)
         Accretion of discount                                           251,217
         Changes in production rates, timing and other                    94,296
                                                                     -----------

         Change in present value of future net revenues               (1,137,903)
         Net change in present value of future income taxes               23,908
                                                                     -----------
                                                                      (1,113,995)
         Balance, beginning of year                                    2,488,262
                                                                     -----------
         Balance, end of year                                        $ 1,374,267
                                                                     ===========

                        PIONEER NATURAL RESOURCES COMPANY


(d) EXHIBITS

    10.1 Purchase and Sale Agreement, dated May 16, 1999, by and between Pioneer Natural Resources USA, Inc. and Pioneer Resources Producing, L.P. as Seller and Prize Energy Corp. as Purchaser

                        PIONEER NATURAL RESOURCES COMPANY


                               S I G N A T U R E S


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duty caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PIONEER NATURAL RESOURCES COMPANY



Date:      July 13, 1999               By: /s/ RICH DEALY
                                           ------------------------------------
                                            Rich Dealy
                                            Vice President and Chief Accounting
                                            Officer

                        PIONEER NATURAL RESOURCES COMPANY


INDEX TO EXHIBITS

                                                                            Page Number
                                                                            -----------
    10.1  Purchase and Sale Agreement, dated May 16, 1999, by and between
          Pioneer Natural Resources USA, Inc. and Pioneer Resources
          Producing, L.P. as Seller and Prize Energy Corp. as Purchaser           15
